EXHIBIT 10.7A

EXECUTION COPY

FIRST MODIFICATION TO SENIOR SECURED

COMMERCIAL LOAN AGREEMENT

THIS FIRST MODIFICATION TO SENIOR SECURED COMMERCIAL LOAN AGREEMENT (this "Agreement") is made as of this 10th day of April, 2019, by and among HANKEY CAPITAL, LLC, a limited liability company organized under the laws of the State of California with its principal place of business at 4751 Wilshire Blvd., Suite 110, Los Angeles, CA 90010 (the "Lender") and MM CAN USA, INC., a a corporation organized under the laws of the State of Delaware with its principal place of business at 10115 Jefferson Blvd., Culver City, CA 90232 (the "Borrower"), and solely with respect to the reaffirmation fo guaranty set forth in Section 8 hereof, MEDMEN ENTERPRISES INC., a public corporation organized and existing under the laws of British Columbia, Canada ("Guarantor").

W I T N E S S E T H:

WHEREAS, the Borrower is indebted to the Lender under (i) a certain Senior Secured Commercial Loan Agreement dated October 1, 2018 (the "Existing Loan Agreement"); and (ii) a Senior Secured Term Note in the original principal amount of up to $100,000,000.00, dated October 1, 2018 (the "Note"), which provide for a term loan facility in the maximum amount of up to One Hundred Million and 00/100 ($100,000,000.00) Dollars (the "Loan") which Loan is (i) secured by a pledge of 100% of the equity interests in certain pledged entities made by MM Enterprises USA, LLC, a limited liability company organized under the laws of the State of Delaware pursuant to that certain Pledge of Securities Agreement dated October 1, 2018 (the "Pledge Agreement") and (ii) guaranteed by MedMen Enterprises Inc., a company organized under the laws of British Columbia, Canada pursuant to that certain Guaranty dated October 1, 2018 (the "Guaranty"); and

WHEREAS, in connection with the Loan, the Lender and the Borrower agreed that the Pledge Agreement would be amended and restated to reflect a future pledge to the Lender to be made by the holders of all Equity Interests of each License Holder (as such terms are defined in the Existing Loan Agreement), and the parties desire to amend and restate the Pledge Agreement to reflect the foregoing; and

WHEREAS, the parties desire to amend the Existing Loan Agreement to reflect the amended and restated Pledge Agreement (the "A&R Pledge Agreement") and to amend Schedule 4.14(b) of the Existing Loan Agreement to provide the names of all Pledged Entities (the Note, the Existing Loan Agreement, the Pledge Agreement, and all documents, instruments and agreements executed prior to the date hereof in connection therewith are referred to as the "Original Loan Documents").

NOW THEREFORE, it is agreed as follows:

(1) Acknowledgment of Facts. All facts of the above-recited preamble are hereby acknowledged as complete and accurate and shall be incorporated into this Agreement as if fully restated herein. All representations and warranties made by the Borrower in the Original Loan Documents are true and correct as of the date hereof, except for such representations and warranties which are by their terms expressly limited solely to a specific date which are true and correct as of the applicable date. The Borrower and Guarantor each represents and warrants that it has the power and authority, and has taken all requisite action, to execute, deliver and perform the terms of this Agreement, and to execute and deliver all documents and instruments required or contemplated to be furnished in connection therewith. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Original Loan Documents.

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(2) References as Modified. All references to the "Loan Agreement" in all Original Loan Documents and in all instruments, documents and agreements evidencing, securing or governing the Original Loan Documents shall be deemed to be references to the Existing Loan Agreement as amended and modified hereby. All references to the "Pledge Agreement" in all Original Loan Documents and in all instruments, documents and agreements evidencing, securing or governing the Original Loan Documents shall be deemed to be references to the A&R Pledge Agreement.

(3) Schedule 4.14(b). Schedule 4.14(b) to the Existing Loan Agreement is hereby deleted in its entirety and replaced with Schedule 4.14(b) attached to this Agreement.

(4) Full Force and Effect. The terms and conditions of the Existing Loan Agreement and the Note shall remain the same and in full force and effect, except as specifically modified herein. The terms of this Agreement and the Note shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto.

(5) No Representation by Lender. The provisions of this Agreement shall apply only to the indebtedness evidenced by the Existing Loan Agreement, and the Note, and shall not affect any other obligation or indebtedness owed to the Lender by the Borrower. The Lender makes no representations or covenants regarding the status of such other obligations or indebtedness, or any action or inaction in connection therewith.

(6) Reaffirmation of Collateral. The Borrower hereby confirms to the Lender that it is and remains unconditionally indebted to the Lender for all amounts owed under the Loan, and that it has no claims, causes of action, defense, offset, recoupment or counterclaims whatsoever, in Jaw or equity, in connection with this Agreement, the Existing Loan Agreement, as modified hereby, the Note, or any documents or agreements referenced therein or executed in connection therewith, including but not limited to the enforcement or administration thereof. The Borrower hereby further confirms that the execution and delivery of this Agreement does not in any way affect the existing security interest created by the Security Agreement, except as modified hereby, or the first priority of the existing security interest, and the Borrower hereby acknowledges such security interest continues to be a valid and existing first priority lien upon the assets of the Borrower as set forth therein.

(7) Reaffirmation of Covenants. The Borrower reaffirms and agrees to perform and observe all affirmative covenants and negative covenants contained in the Original Loan Documents as modified hereby.

(8) Reaffirmation of Guaranty. Guarantor hereby acknowledges, agrees and reaffirms (i) the Guaranty in its entirety, and (ii) that it is unconditionally indebted to the Lender as set forth in the Guaranty, without defense, offset or counterclaim. The Guarantor hereby releases the Lender from any and all claims, causes of action or counterclaims, whatsoever, in law or in equity, which it may have in connection with any actions taken by or on behalf of, or any omissions of, the Lender, or its employees, representatives or agents, on or prior to the date hereof, in respect of any of the Existing Loan Documents, the Guaranty and/or any ancillary documents thereto, including but not limited to the administration and enforcement thereof.

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(9) No Release. Nothing contained herein shall operate to release the Borrower or any other obligor from its liability to pay the Note, and to keep and perform the terms, conditions, obligations and agreements contained in the Original Loan Documents and in all other documents relating to and securing repayment of the Note.

(10) Fees. The Borrower agrees to pay to the Lender the legal expenses of the Lender in connection with the negotiation and preparation of this Agreement promptly upon execution of this Agreement.

(11) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to any conflict of law principles that would result in the application of the laws of any other jurisdiction.

(12) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same agreement. Delivery of an executed signature page to this Agreement by facsimile or e-mail transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

(13) Captions. The articles and section captions are inserted herein only as a matter of convenience and for reference, and in no way define, limit or describe the scope or intent of any such article or section, or in any way affect this Agreement.

[Remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

THE LENDER:

HANKEY CAPITAL,LLC

By:	/s/ D. Hankey
Name:
Title:

THE BORROWER:

MM CAN USA, INC.

By:	/s/ Adam Bierman
Name: Adam Bierman
Title Authorized Signatory

GUARANTOR: (solely for purposes of Section 8 hereof)

MM CAN USA, INC.

By:	/s/ Adam Bierman
Name: Adam Bierman
Title Authorized Signatory

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Schedule 4.14(b)

Pledgor	Stock	License Holder/ Pledged Entity
Project Compassion NY, LLC	400 common shares	MedMen NY, Inc.
MMOF SD, LLC	100,000 common shares	MMOF San Diego Retail, Inc.
MMOF Venice, LLC	999 common shares	The Compassion Network
MMOF Downtown Collective, LLC	10,000 common shares	Advanced Patients' Collective
MMOF BH, LLC	1,000 common shares	Cyon Corporation, Inc.
MMOF Vegas 2, LLC	75,000 common shares	MMOF Vegas Retail 2, Inc.

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